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                                                                     Exhibit 8.1
                       [On Hunton & Williams letterhead]


                                December 7, 2001


Oakwood Mortgage Investors, Inc.
101 Convention Center Drive, Suite 850
Las Vegas, Nevada  89109

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
World Financial Center, North Tower
New York, New York 10281


                        Oakwood Mortgage Investors, Inc.
          Senior/Subordinated Pass-Through Certificates, Series 2001-E
          ------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as tax counsel for Oakwood Mortgage Investors, Inc., a Nevada corporation ("OMI"), in connection with the formation of the OMI Trust 2001-E (the "Trust") and the issuance of $165,239,000 initial principal balance of Senior/Subordinated Pass-Through Certificates (the "Certificates"), which represent beneficial ownership interests in the Trust and consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class M-1, Class M-2, Class B-1, Class B-2, Class X, and Class R Certificates. The Certificates represent the entire beneficial ownership interest in the Trust and are being issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2001, among OMI, Oakwood Acceptance Corporation, LLC, a Delaware limited liability company ("OAC"), and JPMorgan Chase Bank, as trustee (the "Trustee"), which incorporates by reference OMI's Standard Terms to Pooling and Servicing Agreement (September 2001 Edition) (together, the "Pooling and Servicing Agreement"). Any capitalized term used and not defined herein shall have the meaning assigned to it in the Pooling and Servicing Agreement.

     The assets of the Trust consist primarily of the Contracts, the Mortgage Loans and certain other accounts. The Contracts and the Mortgage Loans were, or as of each Subsequent Transfer Date, will be, acquired by OMI from the OMI Note Trust 2001-A (the "Warehouse Trust") pursuant to a sales agreement between OMI and the Warehouse Trust dated as of November 1, 2001 (the "Sales Agreement"). In accordance with the terms of the Pooling and Servicing Agreement, all of the Contracts and Mortgage Loans were, or will be on each Subsequent


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Oakwood Mortgage Investors, Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
December 7, 2001
Page 2

Transfer Date, transferred by OMI to the Trust. Pursuant to the Pooling and Servicing Agreement, elections will be made for three identified groups of the assets of the Trust to be treated as separate real estate mortgage investment conduits ("REMICs") for federal income tax purposes. One such group of assets (the "Pooling Assets") consists principally of the Contracts, the Mortgage Loans and the Distribution Account. The second group of assets (the "Intermediate Assets") consists of the thirty-two Subsidiary Interests. The third group of assets (the "Issuing Assets") consists of the nine Subaccounts. Neither the Certificateholders' Interest Carryover Account nor the rights of the holders of the Class M-1, Class M-2 and Class B-2 Certificates to receive their related Certificateholders' Interest Carryover Amounts will constitute assets of any REMIC.

     We have reviewed the originals or copies of (i) OMI's registration statement on Form S-3 (No. 333-70496 (the "Registration Statement")), and the documents incorporated by reference therein; (ii) the prospectus supplement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class M-1, Class M-2 and Class B-1 Certificates (the "Offered Certificates"), dated November 30, 2001, together with the base prospectus, dated November 30, 2001 (collectively the "Prospectus"), and the documents incorporated by reference therein; (iii) the Articles of Incorporation, by-laws, and other corporate documents of OMI;
(iv) the Pooling and Servicing Agreement; (v) the Sales Agreement; (vi) the Servicer's Representations Agreement, dated as of November 1, 2001, by and between OAC and OMI; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the statements and legal conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences" and in the Prospectus Supplement under the captions "Special Tax Considerations For The Class M-1 and M-2 Certificates" and "Summary of Terms--Federal Income Tax Consequences to You" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to investors in the Offered Certificates. Also based on the foregoing and subject to the qualifications stated herein, we are of the opinion that if (i) OMI, OAC, the Trust, the Trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the Pooling and Servicing Agreement and the other documents prepared and executed in connection with such transaction, (ii) the Certificates are issued as described in the Prospectus, and (iii) elections properly are made and filed for each of the Pooling Assets, the Intermediate Assets and the Issuing Assets to be treated as separate REMICs pursuant to Section 860D of the Code, the Pooling Assets, the Intermediate Assets and the Issuing Assets will


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Oakwood Mortgage Investors, Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
December 7, 2001
Page 3


qualify as separate REMICs (the "Pooling REMIC," the "Intermediate REMIC" and the "Issuing REMIC," respectively), the Subsidiary Interests will be considered the "regular interests" in the Pooling REMIC, the Subaccounts will be considered the "regular interests" in the Intermediate REMIC, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class B-1 and Class X Certificates will be considered the "regular interests" in the Issuing REMIC, the Class M-1, Class M-2 and Class B-2 Certificates each will represent beneficial ownership of a "regular interest" in the Issuing REMIC and the right to receive their related Certificateholders' Interest Carryover Amount, and the Class R Certificates will represent the "residual interest" in each of the Pooling REMIC, the Intermediate REMIC and the Issuing REMIC on the date of issuance thereof and thereafter, assuming continuing compliance with the REMIC Provisions.

     You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     North Carolina may have jurisdiction to tax the Pooling REMIC, the Intermediate REMIC and the Issuing REMIC at the entity level. North Carolina generally conforms its income tax laws to the federal income tax laws with certain special provisions and exceptions. We are of the opinion that none of the Pooling REMIC, the Intermediate REMIC or the Issuing REMIC will be subject to North Carolina income tax except to the extent that it is subject to federal income tax (e.g., in the case of a prohibited transaction). We also are of the opinion that none of the Pooling REMIC, the Intermediate REMIC or the Issuing REMIC will be subject to North Carolina franchise tax, but the Secretary of Revenue may require that each such REMIC register to maintain such exemption. We assume that any required registrations will be properly made if and when requested by the Secretary of Revenue. Furthermore, we are of the opinion that none of the Pooling REMIC, the Intermediate or the Issuing REMIC will be subject to any other North Carolina taxes, except for taxes such as sales and use taxes, property (ad valorem) taxes and transfer (real estate conveyance) taxes that may apply to the acquisition, holding, use, sale or other disposition of real or personal (including certain intangible) property by such REMICs. These opinions are based on our interpretation of existing law, but there can be no assurance that such law will not be modified or that a contrary position will not be taken by the North Carolina Department of Revenue.


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Oakwood Mortgage Investors, Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
December 7, 2001
Page 4


     Except as expressly provided herein, no opinion has been sought and none has been given concerning (i) the tax consequences of the transaction under the laws of any state other than North Carolina or (ii) the tax consequences of the acquisition, ownership, or disposition of the Certificates under the laws of any state.

     We hereby consent to the filing of this opinion under cover of Form 8-K to be incorporated by reference as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                           Very truly yours,


                                           /s/ Hunton & Williams